Exhibit 99.1

Global Telecom & Technology Reports Second Quarter and Year-to-Date 2011 Results

Company Completes PacketExchange Acquisition

MCLEAN, Va.--(BUSINESS WIRE)--August 10, 2011--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global telecommunications carrier and leading network integrator serving the data communications needs of large enterprise, government and carrier clients, announced today financial results for the three months and six months ended June 30, 2011. Financial highlights and historical comparisons include (in millions, except per share data):

	2Q11	2Q10	1H11	1H10
Revenue	$21.2	$19.7	$41.6	$40.3
Gross Margin	30.2%	30.1%	29.8%	28.8%
Adjusted EBITDA*	$1.9	$1.6	$3.7	$3.2
Net Income**	$(0.6)	$0.3	$(0.1)	$0.5
Earnings per Share (Basic and Diluted)	$(0.03)	$0.02	$(0.01)	$0.03

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.
** Net income in the second quarter 2011 includes restructuring costs, employee termination and non-recurring items totaling $1.0 million related to the acquisition of PacketExchange.

Excluding restructuring costs, employee termination and non-recurring items resulting from the acquisition of PacketExchange, earnings per share (basic and diluted) would have been $0.02 for the second quarter 2011 and $0.05 year-to-date.

“GTT has produced another strong quarter of financial results and closed on a strategic acquisition,” said Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew nearly 8 percent year-over-year and Adjusted EBITDA grew 19 percent. In the third quarter, we look forward to continued top and bottom-line growth as we realize a full quarter of contribution from our recent acquisition and continue our organic growth.

“The PacketExchange acquisition closed in June and we have successfully integrated the network assets, services and clients into our proprietary Client Management Database (CMD) ensuring seamless high-quality support of ongoing client installations, service delivery and network support. We have begun to leverage the strength of the combined network to deliver an expanded service portfolio.”

The acquisition was funded through an expanded term loan facility with GTT’s existing lender, Silicon Valley Bank and a new term loan facility from BIA Digital Partners SBIC II LP, a private investment firm with a focus on mid to later-stage companies.

“GTT raised approximately $13.8 million of debt financing in the second quarter to fund the acquisition,” stated Eric Swank, Chief Financial Officer. “We raised $6.3 million in the form of a modification to our existing loan and security agreement with Silicon Valley Bank that expands the amount of borrowing under our term loan facility. In addition, we secured a $7.5 million term loan with BIA Digital Partners. These commitments demonstrate the strength of our model and the economic potential of this acquisition and we look to unlock that potential in the coming quarters.”

Conference Call Information

GTT will hold a conference call on Thursday, August 11, 2011 at 10:00 a.m. Eastern Time to discuss its results for the three months and six months ended June 30, 2011. To participate in the live conference call, interested parties may dial +1.800.390.5311 or +1.719.325.2298 and enter passcode 7942076. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 7942076. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global telecommunications carrier and leading network integrator serving the data communications needs of large enterprise, government and carrier clients in over 80 countries. We combine our own network assets with the networks of over 800 suppliers worldwide to deliver cost-effective, scalable solutions supporting each client’s unique requirements. Through our proprietary Client Management Database (CMD), GTT provides streamlined service design and quotation, rapid service implementation, and global 24x7 monitoring and support. GTT is headquartered in the Washington, DC metro region with offices in London, Dusseldorf, and Denver. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenue:
Telecommunications services sold	$21,202	$19,694	$41,604	$40,293

Operating expenses:
Cost of telecommunications services provided	14,808	13,765	29,191	28,695
Selling, general and administrative expenses	4,606	4,442	9,078	8,718
Restructuring costs, employee termination and other items	958	-	958	-
Depreciation and amortization	889	679	1,565	1,417

Total operating expenses	21,261	18,886	40,792	38,830

Operating income (loss)	(59)	808	812	1,463

Other income (expense):
Interest expense, net	(459)	(339)	(776)	(693)
Other expense, net	(24)	(98)	(81)	(220)
Total other income (expense)	(483)	(437)	(857)	(913)

Income (loss) before income taxes	(542)	371	(45)	550

Provision for income taxes	35	62	68	83

Net income (loss)	$(577)	$309	$(113)	$467

Earnings (loss) per share:
Basic	$(0.03)	$0.02	$(0.01)	$0.03
Diluted	$(0.03)	$0.02	$(0.01)	$0.03

Weighted average shares:
Basic	18,687,822	16,955,558	18,464,801	16,692,876
Diluted	18,687,822	17,192,658	18,464,801	16,938,890

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,368	$6,562
Accounts receivable, net of allowances of $2,971 and $4,123, respectively	7,809	5,787
Deferred contract costs	966	536
Prepaid expenses and other current assets	3,158	1,105
Total current assets	19,301	13,990
Property and equipment, net	4,003	1,674
Intangible assets, net	12,281	5,732
Other assets	4,382	3,519
Goodwill	40,950	29,046
Total assets	$80,917	$53,961

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,398	$9,279
Accrued expenses and other current liabilities	9,653	6,831
Short-term debt	3,240	2,245
Deferred revenue	6,534	5,898
Total current liabilities	36,825	24,253
Long-term debt	25,518	12,020
Deferred revenue and other long-term liabilities	1,054	605
Total liabilities	63,397	36,878

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 18,717,252 and 17,880,254 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	2	2
Additional paid-in capital	62,061	61,497
Accumulated deficit	(44,242)	(44,129)
Accumulated other comprehensive loss	(301)	(287)
Total stockholders' equity	17,520	17,083
Total liabilities and stockholders' equity	$80,917	$53,961

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Operating income (loss)	$(59)	$808	$812	$1,463
Depreciation and amortization	889	679	1,565	1,417
Restructuring costs, employee termination and non-recurring items	958	-	958	-
Non-cash compensation	156	144	317	354
Adjusted EBITDA	$1,944	$1,631	$3,652	$3,234

CONTACT:
Global Telecom & Technology, Inc.
For GTT media inquiries:
Michelle Reilly, 1-703-442-5582
michelle.reilly@gt-t.net
or
For GTT investor relations inquiries:
Eric Swank, Chief Financial Officer, 1-703-442-5529
eric.swank@gt-t.net